Exhibit 99.1

September 21, 2012
Liberty Media Corporation Announces Investor Meeting Webcast

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation (Nasdaq: LMCA, LMCB) will webcast its annual Investor Meeting on Wednesday, October 10, 2012 with presentations beginning at 12:15 p.m. ET. During these presentations, observations may be made regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the webcast. An archive of the webcast will also be available on this website for 30 days.

About Liberty Media Corporation
Liberty Media (Nasdaq: LMCA, LMCB) owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Starz, LLC, SiriusXM, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc. and Viacom.

Liberty Media
Courtnee Ulrich, 720-875-5420